UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, DC 20549


                       SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the
                    Securities Exchange Act of 1934
                          (Amendment No.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to SEC240-14a-11(c) or SEC240.14a-12

                         WALTER INDUSTRIES, INC.
-----------------------------------------------------------------------
            (Name of Registrant as Specified In Its Charter)
-----------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

                      COPIES OF CORRESPONDENCE TO:

   Kenneth J. Matlock                         John F. Turbiville
   Executive Vice President and               Vice President-Legal and
   Chief Financial Officer                    Secretary
   Walter Industries, Inc.                    Walter Industries, Inc.
   1500 North Dale Mabry Highway              1500 North Dale Mabry Highway
   Tampa, FL 33607                            Tampa, FL 33607

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each Class of securities to which transaction applies:
     -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
     -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     4)  Proposed maximum aggregate value of transaction:
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     5)  Total Fee paid:
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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
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     2) Form, Schedule or Registration Statement No.:
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     3) Filing Party:
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     4) Date Filed:
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



                                   [LOGO]
                          Walter Industries, Inc.



                                                          September 8, 1995


To Our Stockholders:

     On behalf of the Officers and Directors of Walter Industries, Inc. (the "Company"), you are cordially invited to attend the 1995 Annual Meeting of Stockholders to be held at 10:00 o'clock A.M., local time, on Tuesday, October 17, 1995, at Citicorp Headquarters, 399 Park Avenue, 12th Floor Auditorium, New York City, New York.

     As fully discussed in the accompanying Proxy Statement, Stockholders will be asked to consider and approve the proposal of the Board of Directors to appoint Price Waterhouse LLP as independent certified public accountants for the Company for the fiscal year ending May 31, 1996; to consider and approve the 1995 Long-Term Incentive Stock Plan of Walter Industries, Inc.; and to transact such other business as may properly come before the meeting.

     The Board of Directors unanimously recommends that all Stockholders vote in favor of each proposal, and we urge you to sign, date and return your Proxy in the addressed envelope enclosed for your convenience so that as many shares as possible may be represented at the meeting. No postage is required if the envelope is mailed in the United States. The giving of the Proxy will not affect your right to attend the meeting nor, if you choose to revoke the Proxy, your right to vote in person.


                              Sincerely,

                              /s/ James W. Walter

                              James W. Walter
                              Chairman of the Board

                                   [LOGO]

                          WALTER INDUSTRIES, INC.



                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD OCTOBER 17, 1995


     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Walter Industries, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, October 17, 1995 at 10:00 o'clock A.M., local time, at Citicorp Headquarters, 399 Park Avenue, 12th Floor Auditorium, New York City, New York, for the purpose of considering and acting upon the following proposals as set forth in the accompanying Proxy Statement:

1. Approval of the appointment of Price Waterhouse LLP as independent certified public accountants for the Company for the fiscal year ending May 31, 1996;

2. Approval of the 1995 Long-Term Incentive Stock Plan of Walter Industries, Inc.; and

3. Such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on August 25, 1995 are entitled to notice of and to vote at the meeting or any adjournments thereof.

     The Annual Report of the Company for the fiscal year ended May 31, 1995 is enclosed.

     The mailing address of the principal executive offices of the Company is Post Office Box 31601, Tampa, Florida 33631-3601.

     Your attention is invited to the Proxy Statement on the following pages.


                                   By Order of the Board of Directors


                                   /s/ John F. Turbiville

                                   JOHN F. TURBIVILLE
                                   Vice President and Secretary



DATED:  September 8, 1995

                          WALTER INDUSTRIES, INC.
                       1500 North Dale Mabry Highway
                           Tampa, Florida  33607

                              PROXY STATEMENT
                              _______________

                       FOR THE 1995 ANNUAL MEETING OF
                  STOCKHOLDERS TO BE HELD OCTOBER 17, 1995
                              _______________

     Accompanying this Proxy Statement is a Notice of Annual Meeting of Stockholders of Walter Industries, Inc. (the "Company") and a form of Proxy (the "Proxy") for such meeting solicited by the Board of Directors of the Company (the "Board"). The Board has fixed the close of business on August 25, 1995 as the record date (the "Record Date") for the determination of stockholders of the Company ("Stockholders") who are entitled to notice of and to vote at the meeting or any adjournments thereof (the "Meeting").
The holders of a majority of the issued and outstanding shares of common stock, par value $.01 per share, of the Company (the "Common Stock") present in person or represented by Proxy and entitled to vote shall constitute a quorum at the Meeting. As of the Record Date, there were outstanding 50,494,313 shares of Common Stock, the holders of which are entitled to one vote per share. Each of such shares is entitled to vote on each matter presented at the Meeting and the affirmative vote of a majority of the Common Stock represented at the Meeting is required for the approval of the proposals set forth herein.1

     The enclosed Proxy is solicited by the Board and management of the Company. In addition to the solicitation of Proxies by use of the mails, Proxies may also be solicited by Directors, officers and other employees of the Company in person or by telephone or facsimile copier. Any Proxy given pursuant to this solicitation may be revoked by notice from the person giving the Proxy at any time before it is voted. This Proxy Statement and the enclosed Proxy are being sent to Stockholders commencing on or about September 11, 1995.

________________________


1 The Stockholder's Agreement dated as of March 17, 1995 between the Company and The Celotex Corporation ("Celotex"), solely in its capacity as the Celotex Settlement Fund Recipient, under and as defined in the Second Amended and Restated Veil Piercing Settlement Agreement dated as of November 22, 1994 (the "Veil Piercing Settlement Agreement"), provides that Celotex will vote the shares of Common Stock held by said fund for and/or against each matter in proportion to the votes cast by the other holders of Common Stock who voted. The Company will advise Celotex of the proportion of such votes and Celotex shall have no responsibility for the determination thereof. Celotex shall be present in person or by proxy at all meetings of holders of Common Stock so that all shares of Common Stock beneficially owned by said fund may be counted for the purpose of determining the presence of a quorum at such meetings. See "Security Ownership of Management and Principal Stockholders--Ownership of Principal Stockholders" herein for information concerning said fund's beneficial ownership of Common Stock.

     The expense of making the solicitation will consist of preparing and mailing the Proxies and Proxy Statements, any expenses incurred by Company representatives in making the contacts referred to above, the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to security owners and the costs of returning the Proxies. These are the only contemplated expenses of solicitation and they will be paid by the Company.

     Each properly executed Proxy received in time for the Meeting will be voted as the Stockholder shall specify. Any Proxy received without directions will be voted FOR the approval of the appointment of Price Waterhouse LLP as independent certified public accountants for the Company for the fiscal year ending May 31, 1996, and FOR the approval of the 1995 Long-Term Incentive Stock Plan of Walter Industries, Inc.

     The Annual Report of the Company for the year ended May 31, 1995, containing audited financial statements for such year, is enclosed with this Proxy Statement.

     IN ORDER THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AT THIS MEETING, IN CASE YOU ARE NOT PERSONALLY PRESENT, YOU ARE REQUESTED TO PLEASE SIGN, DATE AND MAIL THE PROXY PROMPTLY.

                            CORPORATE GOVERNANCE

General Information

     The Amended Joint Plan of Reorganization Dated as of December 9, 1994, as amended March 1, 1995, of the Company and its subsidiaries (the "Plan of Reorganization") and the Restated Certificate of Incorporation of the Company (the "Charter") provide that, upon emerging from Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") on March 17, 1995 (the "Effective Date"), the Board of the Company shall consist of nine
members for a period of three years (until March 17, 1998).   Three
Directors initially are James W. Walter, G. Robert Durham and Kenneth J. Matlock, whose successors will be selected by the remaining Directors from the senior officers of the Company. Subject to the exceptions discussed below, one Director must be designated by Kohlberg Kravis Roberts & Co. ("KKR"), an affiliate of certain principal stockholders of the Company, and three Directors must be designated by Lehman Brothers Inc. ("Lehman"), whose affiliate Lehman Brothers Holdings, Inc. ("Lehman Holdings") is another principal stockholder of the Company. Two Directors must be Independent Directors (as defined in the following paragraph).

     For the first three years after the Effective Date of the Plan of Reorganization (the "Initial Three Year Term") the other members of the Board initially selected are as follows: The initial Director selected by KKR was Michael T. Tokarz, a general partner of KKR. The initial Directors selected by Lehman were Howard L. Clark, Jr., Eliot M. Fried and Robert I. Shapiro, the Vice Chairman and Managing Directors, respectively, of Lehman. The two Independent Directors initially selected by management of the Company were James B. Farley and James L. Johnson. Independent Directors are defined as persons who (i) are not (a) officers, affiliates, employees, Interested Stockholders, consultants or partners of any Significant Stockholder or any affiliate of any Significant Stockholder or of any entity that was dependent upon any Significant Stockholder or any affiliate of any Significant Stockholder for more than 5% of its revenues or earnings in its most recent fiscal year, (b) officers, employees, consultants or partners of the Company or any of its affiliates, or officers, employees, Interested Stockholders, consultants or partners of any entity that was dependent upon the Company or any of its affiliates for more than 5% of its revenues or earnings in its most recent fiscal year or (c) any relative or spouse of any of the foregoing persons or a relative of a spouse of any of the foregoing persons and (ii) are selected by management of the Company from a list of qualified candidates provided by an independent search firm selected by management and Lehman. For these purposes "Interested Stockholder" means, with respect to any person, any other person that together with its affiliates and associates "beneficially owns" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) (the "Exchange Act") 5% or more of the equity securities of such person, and "Significant Stockholder" means an Interested Stockholder of the Company.

     If, at any time during the Initial Three Year Term, (i) after six months following the Effective Date of the Plan of Reorganization, Lehman notifies KKR that it has determined to transfer to KKR the right to appoint one of the three Directors initially appointed by Lehman or (ii) Lehman and its affiliates fail to have beneficial ownership of 8% or more of the outstanding Common Stock (without giving effect to shares of Common Stock held in escrow pursuant to the Plan of Reorganization--see Footnote (4) to "Security Ownership of Management and Principal Stockholders--Ownership of Principal Stockholders" herein) (the "Outstanding Common Stock") and KKR and its affiliates have, at such time, beneficial ownership of 8% or more of the Outstanding Common Stock, then, in each case, KKR shall have the right to compel one Director selected by Lehman (from among those designated by Lehman) to resign as a Director and to appoint a successor. If, at any time during the Initial Three Year Term, there are two Directors designated by KKR and if KKR and its affiliates fail to have beneficial ownership of 8% or more of the Outstanding Common Stock and Lehman and its affiliates have, at such time, beneficial ownership of 8% or more of the Outstanding Common Stock, then Lehman shall have the right to compel one Director selected by KKR (from among those designated by KKR) to resign as a Director and to appoint a successor. If, at any time during the Initial Three Year Term, either Lehman and its affiliates or KKR and its affiliates fail to have beneficial ownership of 5% or more of the Outstanding Common Stock, then the Directors appointed by Lehman or by KKR, respectively, shall resign and the remaining Directors of the Company shall appoint their successor(s) for the remainder of the Initial Three Year Term; provided, however, that KKR shall be entitled to designate one Director during the Initial Three Year Term if, and so long as, the number of shares of Common Stock beneficially owned by KKR and its affiliates, together with shares of Common Stock held in escrow pursuant to the Plan of Reorganization that would be distributed to KKR or its affiliates upon release from escrow, shall together equal 5% or more of the then outstanding Common Stock of the Company, including, for purposes of this calculation only, any shares held in escrow pursuant to the Plan of Reorganization.

     After the Initial Three Year Term, all the Directors of the Company shall be elected by the Stockholders of the Company annually for a term of one year each.

Directors

     Set forth below is a list (as of July 1, 1995) showing the names, ages and business background of all Directors of the Company, and, where applicable, the executive office or offices held by each Director with the Company.

Name                          Age  Position

James W. Walter . . . . . .   72   Chairman and Director(1)

G. Robert Durham  . . . . .   66   Director and President and Chief
                                    Executive Officer(2)


Kenneth J. Matlock  . . . .   67   Director, Executive Vice President and
                                    Chief Financial Officer(3)

Howard L. Clark, Jr.  . . .   51   Director

James B. Farley . . . . . .   64   Director

Eliot M. Fried  . . . . . .   62   Director

James L. Johnson  . . . . .   68   Director

Robert I. Shapiro . . . . .   45   Director

Michael T. Tokarz . . . . .   45   Director


_______________________


(1) Effective October 6, 1995, Mr. Walter will retire as Chairman, but will remain as a Director and Chairman Emeritus.

(2) On September 1, 1995, Mr. Durham resigned as President. He remains a Director and Chief Executive Officer and will assume the title of Chairman on October 6, 1995. Effective September 1, 1995, Mr. Kenneth
     E. Hyatt was elected as President and Chief Operating Officer.

(3) In connection with his planned retirement later this year, Mr. Matlock will retire as a Director effective September 12, 1995. It is anticipated that Mr. Kenneth E. Hyatt will be elected a Director on September 12, 1995, pursuant to the applicable provisions of the Plan of Reorganization and the Charter. See "Corporate Governance-- General Information" above.

JAMES W. WALTER has been the Chairman and a Director of the Company since 1988. Mr. Walter will retire as Chairman of the Board effective October 6, 1995 and thereafter will become Chairman Emeritus and remain a Director of the Company. Mr. Walter founded Walter Construction Co., a predecessor of Jim Walter Corporation, in 1948 and Jim Walter Corporation in 1955. He was President and Chief Executive Officer of Jim Walter Corporation from 1955 to 1963, Chairman and Chief Executive Officer from 1963 to 1983 and Chairman until 1988. He is a Director of Anchor Glass Container Corporation and Contel Cellular, Inc.

G. ROBERT DURHAM was President from June 1991 through August 31, 1995. He has been Chief Executive Officer and a Director of the Company since June 1991. Effective October 6, 1995 Mr. Durham will become Chairman of the Board and will continue as Chief Executive Officer. He was Chairman, President and Chief Executive Officer of Phelps Dodge Corporation, a producer of copper, truck wheels and rims, and carbon black, from 1987 to 1989, when he took early retirement. Prior to 1987 he was President and Chief Operating Officer (1985-1987) and held other executive positions (1967-1985) with Phelps Dodge Corporation and/or its affiliated companies. He also is a Director of Homestake Mining Company, MinCorp Holdings Inc. and The FINOVA Group Inc. and a Trustee of Mutual of New York.

KENNETH J. MATLOCK has been Executive Vice President and Chief Financial Officer of the Company since 1991; prior thereto he was Senior Vice President and Chief Financial Officer of the Company from 1988 to 1991.
Mr. Matlock joined Jim Walter Corporation in 1964, became Controller in 1970, Chief Financial Officer in 1974 and Senior Vice President 1984-1988. Mr. Matlock has been a Director of the Company since 1988. In anticipation of his retirement later this year, Mr. Matlock will resign as a Director effective September 12, 1995.

HOWARD L. CLARK, JR. has been the Vice Chairman of Lehman, an investment-banking firm, since February 1993; prior thereto he served as Chairman and Chief Executive Officer of Shearson Lehman Brothers, Inc. Prior thereto he was an Executive Vice President and the Chief Financial Officer of American Express Company, a financial services firm. He also is a Director of Lehman, Plasti-Line, Inc., The Maytag Corporation, the Securities Industry Association and The Fund American Companies, Inc. Mr. Clark has been a Director of the Company since March 17, 1995.

JAMES B. FARLEY is the retired Chairman of the Board, and a current Trustee, of Mutual of New York, a life insurance company. He served as Chairman and Chief Executive Officer of Mutual of New York from 1989 to 1994. He also is a Director of Ashland Oil, Inc. and The Promus Companies. Mr. Farley has been a Director of the Company since March 17, 1995.

ELIOT M. FRIED has been a Managing Director of Lehman or Shearson Lehman Brothers, Inc. since 1991 and is Co-chairman of Lehman's Firm Wide Investment Committee. He served as a Senior Vice President of Shearson Hayden Stone, a predecessor firm of Lehman, from 1982 to 1991. He also is a Director of American Marketing Industries, Bridgeport Machines, Inc.,
Energy Ventures, Inc., Lear Seating Corporation, Sun Distributors L.P. and Vernitron Corporation. Mr. Fried has been a Director of the Company since March 17, 1995.

JAMES L. JOHNSON is Chairman Emeritus of GTE Corporation, a telephone company and cellular service provider. From April 1988 to May 1992 he was Chairman and Chief Executive Officer of GTE. He also is a Director of Contel Cellular, Inc., CellStar Corporation, The FINOVA Group Inc., Harte-Hanks Communications Inc. and Valero Energy Corp. and a Trustee of Mutual of New York. Mr. Johnson has been a Director of the Company since March 17, 1995.

ROBERT I. SHAPIRO has been Managing Director of Lehman since 1985. He is Chairman of Lehman's Employee Benefit Plans Committee and a Trustee of the Lehman Brothers Pension Plan. Mr. Shapiro has been a Director of the Company since March 17, 1995.

MICHAEL T. TOKARZ has been a general partner of KKR, a private investment firm, since January 1993; prior thereto he was an associate at KKR since September 1985. He also is a Director of Safeway, Inc., K-III Communications Corporation, Flagstar Companies, Inc., Flagstar Corporation, Neway Anchorlok International, Inc., KSL Recreation Corporation and IDEX Corporation. Mr. Tokarz has been a Director of the Company since 1987.

KENNETH E. HYATT, age 54, served as President and Chief Executive Officer and Director of Celotex from 1990 until shortly prior to his election, effective September 1, 1995, as President and Chief Operating Officer of the Company. Mr. Hyatt held various management and executive positions with various subsidiaries of Jim Walter Corporation from 1966 until 1984, at which time he was named Vice President and Group Executive of Jim Walter Corporation. In 1986 he was elected Executive Vice President and Chief Operating Officer of Jim Walter Corporation. Following Jim Walter Corporation's leveraged buyout in 1988 by KKR, Mr. Hyatt joined with an investors group in the acquisition of Celotex and certain related entities. In October 1990 Celotex and one of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court for the Middle District of Florida, Tampa Division, as a result of massive litigation involving asbestos-related liabilities. The Celotex Settlement Fund Recipient is a principal stockholder of the Company. See "Security Ownership of Management and Principal Stockholders--Ownership of Principal Stockholders" herein. It is anticipated that Mr. Hyatt will be elected a Director on September 12, 1995 to replace Mr. Matlock.

     Except during the Initial Three Year Term as described in "Corporate Governance--General Information" above, Directors of the Company are elected by the Stockholders of the Company. Each Director holds office until his successor is elected and qualified. The Company is not aware of any family relationships among any of the foregoing Directors.

Committees of the Board of Directors

     Effective March 17, 1995, there are five standing committees of the
Board: the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating Committee and the Environmental, Health and Safety Committee. There is one special committee, the Tax Oversight Committee. The Board may, from time to time, establish certain other committees to facilitate the management of the Company.

     The Audit Committee is responsible for meeting with representatives of the Company's independent certified public accountants and financial management to review accounting, internal control, auditing and financial reporting matters, and is also responsible, among other things, for maintaining liaison with and exercising such supervision of the actions of said public accountants in whatever manner and to whatever extent shall be deemed, at its discretion, necessary, proper and in the best interest of the Company and its Stockholders. The Audit Committee consists of five Directors who are not and never have been employees of the Company. The current members of the Committee are Eliot M. Fried, Chairman, James B. Farley, James L. Johnson, Robert I. Shapiro and Michael T. Tokarz.

     The Compensation Committee is responsible for reviewing and approving officer and executive salaries of the Company and its subsidiaries in amounts over $100,000 annually and for reviewing and recommending for approval by the Board executive and key employee compensation plans, including incentive compensation, stock incentives and other benefits, and consists of five Directors who are not and never have been employees of the Company. The current members of the Committee are James L. Johnson, Chairman, Howard L. Clark, Jr., James B. Farley, Eliot M. Fried and Michael
T. Tokarz.

     The Finance Committee is responsible for recommendations to the Board concerning public and private financings, dividends, discretionary contributions by the Company under the Company's and its subsidiaries' employee benefit plans and other financial matters, approval of the designation of the investment fund managers for the Company's and its subsidiaries' employee benefit plans, and approval of investment of the Company's funds by establishment of policies for investment of funds by the Company's officers. The Finance Committee consists of five Directors. The current members of the Committee are James B. Farley, Chairman, Howard L. Clark, Jr., Eliot M. Fried, Michael T. Tokarz and James W. Walter.

     The Environmental, Health and Safety Committee is responsible for receiving environmental, health and safety reports from the Company's and its subsidiaries' environmental counsel and engineers and health and safety personnel; examining the Company's and its subsidiaries' compliance with environmental, reclamation, health and safety requirements and the policies pertaining thereto and reporting the same to the Board; approving the proposed scope of internal and independent environmental and health and safety audits; and periodically evaluating and recommending to the Board changes in the Company's and its subsidiaries' environmental, health and safety policies. The Environmental, Health and Safety Committee consists of three Directors. The current members of the Committee are Michael T. Tokarz, Chairman, James L. Johnson and Robert I. Shapiro.

     The Nominating Committee is responsible for establishing the criteria for and the qualifications of persons suitable for nomination as Directors, including nominees recommended by Stockholders, and reporting its recommendations to the Board. During the Initial Three Year Term, selection of Directors is subject to restrictions discussed in "Corporate Governance--General Information" above. The Nominating Committee consists of five Directors. The current members of the Committee are Howard L. Clark, Jr., Chairman, James B. Farley, Eliot M. Fried, James L. Johnson and Michael T. Tokarz.

     The Tax Oversight Committee is a special purpose temporary committee and is responsible for (i) approving all settlements and agreements by the Company or any of its subsidiaries regarding all claims of the Internal Revenue Service that are entitled to priority under the Bankruptcy Code, and (ii) determining final resolution of certain contingencies regarding Federal income tax claims, both as more fully described in the Plan of Reorganization. The members of the Tax Oversight Committee shall consist at all times of two Independent Directors and a Director (or other person) designated by Lehman. The current members of the committee are Robert I. Shapiro, Chairman, James B. Farley and James L. Johnson.

     Pursuant to the Charter and By-laws, at all times during the Initial Three Year Term, each committee of the Board (other than the Tax Oversight Committee, which shall be constituted as described above) shall include such number of Directors (but in any event at least one Director) designated by each of KKR and Lehman so that each of KKR and Lehman has representation on each such committee proportionate to the representation it has on the Board. The Charter provides that the foregoing provision of the By-laws and certain other provisions of the By-laws cannot be amended by the Board during the Initial Three Year Term unless 67% of the whole Board votes in favor of the amendment. Thereafter, the affirmative vote of a majority of Directors will be required to amend those provisions.

Board and Committee Meetings

     Since the Effective Date, there have been four meetings of the Board, two meetings of the Audit Committee, two meetings of the Compensation Committee, two meetings of the Finance Committee, no meetings of the Environmental, Health and Safety Committee, which is scheduled to meet on November 12, 1995, no meetings of the Nominating Committee and no meetings of the Tax Oversight Committee, which is scheduled to meet on September 11, 1995.

     The Company's normal practice is that committee meetings are held either the day preceding the regular meetings of the Board or in the mornings immediately prior to the Board meetings.

     All of the Directors attended at least 75% of the combined number of Board meetings and meetings of Committees of which they were members that were held since the Effective Date.

Directors' Compensation

     No Directors' fees are paid to Directors who are full-time employees of the Company or any of its subsidiaries. Non-employee Directors of the Company (Messrs. Clark, Farley, Fried, Johnson, Shapiro and Tokarz) are paid retainer fees of $25,000 per year. Committee Chairmen receive an additional retainer fee of $5,000 per year. Each non-employee Director also receives a fee of $1,500 for each Board or Committee meeting attended.

     On April 11, 1995, the Board approved and adopted the Walter Industries, Inc. Directors' Deferred Fee Plan under which non-employee Directors may elect to defer all or a portion of their Director's fees.
The deferred fees, at each electing Director's option, are credited to either an income account or a stock equivalent account or divided between the two accounts. The income account is credited quarterly with interest at the prime rate and the stock equivalent account is credited with an amount equal to the number of equivalent shares of Common Stock which could have been purchased with the cash dividend, if any, which would have been payable had the participant been the actual owner of the number of shares of Common Stock credited to his account. Payments begin, at the participant's election, upon the later of the termination of his services as a Director or date of retirement from his principal occupation or employment in such number of annual installments as shall be determined by the Company. Payments from the income account are in cash and payments from the stock equivalent account are in cash at the Common Stock's then current market value, or, at the Company's option, in shares of Common Stock. Mr. Farley has elected to have all of his Director's fees credited to a stock equivalent account.

Certain Related Transactions

     In July 1986, Waltsons, Inc., a family owned corporation in which James W. Walter, Chairman of the Board, has a twenty percent (20%) interest, acquired a fifty percent (50%) interest in the operations of Booker & Company, Inc. ("Booker"), a wholesale distributor of building supplies and materials headquartered in Tampa, Florida. For over 30 years, Booker has been a supplier of various building supplies and materials to Dixie Building Supplies, Inc., a wholly owned subsidiary of the Company. During the fiscal year ended May 31, 1995, Booker's sales of building supplies and materials to such subsidiary totaled $5,433,513.

     In March 1995, Lehman acted as an underwriter in connection with the public issuance by Mid-State Trust IV, an affiliate of the Company, of $959,450,000 of Mid-State Trust IV asset backed notes, for which Lehman received underwriting commissions and fees of approximately $5,004,200.

     The Company believes that the terms of the transactions between the Company and each of Booker and Lehman, respectively, are at least as favorable to the Company as those that could be obtained from unaffiliated third parties.

     On January 2, 1990, after filing for protection under Chapter 11 of the Bankruptcy Code, the Company filed a declaratory judgment action in the Bankruptcy Court. The suit named Celotex, Jim Walter Corporation (the company by that name that was, in 1990, the parent of Celotex), and certain asbestos claimants who had filed suits against, inter alia, the Company. The Company sought a declaration, among other things, that the Company could not be held liable for asbestos-related liabilities of Celotex under any theory, including veil-piercing, alter ego, fraudulent conveyance or otherwise. On April 18, 1994 the Bankruptcy Court entered judgment in favor of the Company on all counts. The judgment was affirmed by the District Court for the Middle District of Florida on October 13, 1994. Thereafter, as part of an overall settlement leading to the Plan of Reorganization, the Company entered into the Veil Piercing Settlement Agreement (included as an exhibit to the Plan of Reorganization) with Celotex, Jim Walter Corporation, a class of asbestos claimants, and various other parties. As part of the Veil Piercing Settlement Agreement the Company paid $375 million to the Celotex Settlement Fund Recipient (as that term is defined in the Veil Piercing Settlement Agreement). That $375 million consisted of Common Stock, cash, and Series B Senior Notes due 2000 issued by the Company. That $375 million will be held and distributed in accordance with the terms of the Veil Piercing Settlement Agreement. Mr. Kenneth E. Hyatt, who became the Company's President and Chief Operating Officer on September 1, 1995 and is anticipated to be elected a Director on September 12, 1995, was formerly President of Celotex from 1990 until his recent resignation.

     The Company has entered into a consulting agreement with Mr. Walter which will become effective upon his retirement on October 6, 1995. The term of the agreement is for a period of three years, commencing October 6, 1995, during which time Mr. Walter will render to the Company such services of an advisory or consulting nature as the Company may reasonably require. Mr. Walter will be paid an annual consulting fee of $150,000. The agreement also contains a restrictive covenant providing that, during the term of the agreement and for a period of three years after its termination, his employment by any person, firm or corporation which is engaged in business in competition with the Company or its subsidiaries, or his engaging in such business on his own account, is prohibited.

        SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following tables furnish information, as of August 25, 1995, as to: (i) shares of Common Stock beneficially owned by each Director and each executive officer of the Company named in the Summary Compensation Table herein and shares of Common Stock beneficially owned by all Directors and executive officers of the Company as a group; and (ii) shares of Common Stock known by the Company to be beneficially owned by any person owning beneficially more than five percent (5%) of the outstanding shares of Common Stock, together with such person's address. (Except as indicated below, to the knowledge of the Company each person indicated in the following tables has sole voting and investment power as to the shares shown.)

               Ownership of Directors and Executive Officers
----------------------------------------------------------------------------

Name of Beneficial Owner          Number of Shares        Percent of Class(1)

James W. Walter,                    66,044 (5)                    *
Chairman and Director

Howard L. Clark, Jr.                    (2)                      (2)
Director

James B. Farley                          0                        0%
Director

Eliot M. Fried                          (2)                      (2)
Director

James L. Johnson                    10,000                        *
Director

Robert I. Shapiro                       (2)                      (2)
Director

Michael T. Tokarz               14,268,589 (3)                 26.0(3)
Director

G. Robert Durham                    10,000                        *
Director, President and
Chief Executive Officer

Kenneth J. Matlock                   8,690 (5)                    *
Director, Executive Vice
President and Chief
Financial Officer

William H. Weldon                    6,950 (5)                    *
Senior Vice President -
Finance and
Chief Accounting Officer

William N. Temple,                   3,474 (5)                    *
Senior Vice President
and Group Executive;
President of United States
Pipe and Foundry Company,
a subsidiary of the Company

All Directors and               14,420,040 (4) (5) (6)         26.3 (4) (5) (6)
executive officers as a group

* Owns less than 1% of outstanding Common Stock

(1) All percentages in the table and the accompanying footnotes are based on 54,868,766 shares of Common Stock being issued (which includes 494,313 shares of Common Stock required to be issued on September 13, 1995 and 3,880,140 additional shares that will be issued to an escrow account on such date, both pursuant to the Plan of Reorganization; see Footnote (5) below).

(2) Messrs. Clark, Fried and Shapiro are the Vice Chairman and Managing Directors, respectively, of Lehman. See "Ownership of Principal Stockholders" below for information concerning ownership of shares by Lehman and its affiliate, Lehman Holdings.

(3) Mr. Tokarz is a general partner of KKR Associates, L.P., which is the sole general partner of each of JWC Associates, L.P., JWC Associates II, L.P. and KKR Partners II, L.P. (the "KKR Investors") and Channel One Associates, L.P. ("Channel One"), and thus Mr. Tokarz may be deemed to be a beneficial owner of the shares owned by the KKR Investors and Channel One (see "Ownership of Principal Stockholders" below). Mr. Tokarz disclaims beneficial ownership of such shares.

     The number of shares of Common Stock includes (i) 452,684 shares required to be issued to the KKR Investors on September 13, 1995 pursuant to the Plan of Reorganization and (ii) 3,553,380 additional shares of Common Stock to be issued to an escrow account on September 13, 1995 for the benefit of the KKR Investors pursuant to the Plan of Reorganization.
     See Footnote (4) under "Ownership of Principal Stockholders" below.
     For so long as the KKR Investors have the power to exercise voting rights with respect to all such escrowed shares, or if all such escrowed shares were distributed to the KKR Investors, Mr. Tokarz may be deemed to be a beneficial owner of such 3,553,380 escrowed shares of Common Stock.

(4) Includes 14,268,589 shares of Common Stock beneficially owned by the KKR Investors and Channel One, which may be deemed to be beneficially owned by Mr. Tokarz. See Footnote (3) above. Does not include shares of Common Stock owned by Lehman Holdings. See Footnote (2) above.

(5) Includes (i) 3,017; 397; 317; 158 and 458,397 additional shares of Common Stock required to be issued to Messrs. Walter, Matlock, Weldon and Temple and to all Directors and executive officers as a group (including 452,684 shares of Common Stock required to be issued to the KKR Investors; see Footnotes (3) and (4) above), respectively, on September 13, 1995 pursuant to the Plan of Reorganization and (ii) 23,689; 3,117; 2,493; 1,246 and 3,598,261 additional shares of Common
     Stock to be issued to an escrow account for the benefit of Messrs. Walter, Matlock, Weldon and Temple and to all Directors and executive officers as a group (including 3,553,380 shares for the benefit of the KKR Investors), respectively, on September 13, 1995 pursuant to the Plan of Reorganization. To the extent that certain contingencies regarding Federal income tax claims of the Company are resolved satisfactorily, such escrowed shares will be distributed to such persons under the Plan of Reorganization. To the extent such matters are not settled satisfactorily, the escrowed shares will be returned to the Company and cancelled. Until such matters are finally determined, such persons will have the power to exercise voting rights with respect to such respective escrowed shares of Common Stock. For so long as such persons have the power to exercise voting rights with respect to all such escrowed shares, or if all such escrowed shares were distributed to such persons, such persons will beneficially own such 23,689; 3,117; 2,493; 1,246 and 3,598,261 shares of Common Stock, respectively.

(6) Kenneth E. Hyatt, who was elected as President and Chief Operating Officer of the Company, effective September 1, 1995, and is anticipated to be elected a Director on September 12, 1995, owned 10,352 shares of Common Stock of the Company as of August 25, 1995, will receive an additional 794 shares on September 13, 1995 and will be a beneficiary of 6,234 escrowed shares on September 13, 1995. See Footnote (5) above.

                    Ownership of Principal Stockholders


Name and Complete Mailing Address      Number of Shares    Percent of Class(1)
---------------------------------      ----------------    -------------------
The Celotex Settlement Fund
  Recipient                              10,941,326 (2)          19.9 (2)
1 Metro Center
4010 Boy Scout Boulevard
Tampa, Florida 33607

Lehman Brothers Holdings, Inc.            7,862,639 (3) (5)      14.3 (5)
3 World Financial Center
New York, NY 10285

The KKR Investors (JWC                   14,268,589 (4)          26.0
Associates, L.P., JWC
Associates II, L.P.
and KKR Partners II, L.P.) and
Channel One Associates, L.P.
c/o Kohlberg Kravis Roberts &
Co., L.P.
9 West 57th Street
New York, NY 10009

_____________________


(1) All percentages in the table and the accompanying footnotes are based on 54,868,766 shares of Common Stock being issued (which includes 494,313 shares of Common Stock required to be issued on September 13, 1995 and 3,880,140 additional shares that will be issued to an escrow account on such date, both pursuant to the Plan of Reorganization; see Footnote (4) below).

(2) Celotex, on behalf of the Celotex Settlement Fund Recipient, has agreed with the Company and Lehman to vote and execute written consents with respect to the shares of Common Stock held by it in proportion to the votes cast or consents executed and delivered by all other holders of Common Stock on each matter voted on by Stockholders. Identical restrictions on the voting of the Celotex Settlement Fund Recipient's Common Stock are contained in the Charter and in the Plan of Reorganization.

(3) Lehman transferred the shares of Common Stock which it received pursuant to the Plan of Reorganization to its affiliate, Lehman Holdings.

(4) The shares of Common Stock beneficially owned by the KKR Investors are as follows: 9,610,144 shares are beneficially owned by JWC Associates, L.P.; 63,680 shares are beneficially owned by JWC Associates II, L.P.; and 232,965 shares are beneficially owned by KKR Partners II, L.P., including (i) 439,130; 2,909 and 10,645 shares, respectively, required to be issued to such KKR Investors on September 13, 1995 pursuant to the Plan of Reorganization and (ii) 3,446,979; 22,841; and 83,560 shares, respectively, to be issued to an escrow account on September 13, 1995 pursuant to the Plan of Reorganization. To the extent that certain contingencies regarding Federal income tax claims of the Company are resolved satisfactorily, up to 3,553,380 of the escrowed shares will be distributed to the KKR Investors under the Plan of Reorganization. To the extent such matters are not settled satisfactorily, the escrowed shares will be returned to the Company and cancelled. Until such matters are fully determined, the KKR Investors will have the power to exercise voting rights with respect to such shares of Common Stock. For so long as the KKR Investors have the power to exercise voting rights with respect to all such escrowed shares, or if all such escrowed shares were distributed to the KKR Investors, the KKR Investors will beneficially own such 3,553,380 shares of Common

     Stock. The Company has been advised that as of August 25, 1995 Channel One beneficially owned 4,361,800 shares.

     KKR Associates, L.P. is the sole general partner of each of the KKR Investors and Channel One. The general partners of KKR Associates,
     L.P. are Henry R. Kravis, George R. Roberts, Robert I. MacDonnell, Michael W. Michelson, Saul A. Fox, Paul E. Raether, Michael T. Tokarz, James H. Greene, Jr., Perry Golkin, Scott M. Stewart, Clifton S. Robbins and Edward A. Gilhuly.

(5) As a result of errors by the balloting agent in recording elections to receive cash and Series B Senior Notes Due 2000 of the Company in lieu of a portion of the Common Stock to be received under the Plan of Reorganization by holders of subordinated debt of the Company outstanding prior to the Effective Date of the Plan of Reorganization, the number of shares of Common Stock to be received by Lehman and other holders of such subordinated debt was determined from a ruling by the Bankruptcy Court as to which elections were proper. Appeals have been filed to the Bankruptcy Court's decision, which appeals, if successful, could cause additional shares of Common Stock to be delivered to Lehman (in lieu of a portion of the cash and Series B Senior Notes Due 2000 previously delivered to Lehman) pursuant to the Plan of Reorganization. When such appeals have been finally adjudicated, such number of shares will be finally determinable.

                           EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation paid to or accrued for the account of the Chief Executive Officer of the Company and each of the next four most highly compensated executive officers of the Company whose cash compensation exceeded $100,000 during the fiscal years ended May 31, 1995 and 1994 for services rendered in all capacities.

                         Summary Compensation Table

                                         Annual Compensation
                                      -------------------------
Name and                 Year Ended                                All Other
Principal Position       May 31(1)     Salary         Bonus(2)   Compensation(3)
------------------       ---------    --------       ----------  ---------------
G. Robert Durham            1995      $466,764       $1,225,000       N/A
President and               1994       460,214          400,000    $69,275
Chief Executive Officer

James W. Walter             1995       370,366        1,225,000       N/A
Chairman                    1994       369,603          400,000     53,880

Kenneth J. Matlock          1995       258,351          840,000       N/A
Executive Vice President    1994       248,992          235,000     36,000
and Chief Financial
Officer

William H. Weldon           1995       183,618          565,000       N/A
Senior Vice                 1994       173,688          160,000     25,798
President-Finance
and Chief Accounting
Officer

William N. Temple           1995       205,202          287,000       N/A
Senior Vice President       1994       180,608          120,000     8,815
and Group Executive;
President of United
States Pipe and
Foundry Company, a
subsidiary of the
Company

_________________________


(1) Disclosure is only provided as to the last two full fiscal years of the Company because prior thereto it was not a "reporting company" pursuant to Section 13(a) or 15(d) of the Exchange Act.

(2) For fiscal 1995, the amounts shown in this column include bonuses paid to the named executive officers pursuant to the Plan of Reorganization in addition to incentive bonus compensation. At the time of filing by the Company and virtually all of its subsidiaries under Chapter 11 of the Bankruptcy Code, accounting professionals for the official committees in the Chapter 11 cases recommended that the Company adopt a retention bonus arrangement, a common method of assuring retention of key personnel during bankruptcy proceedings. The Company decided not to adopt such a retention bonus plan, but determined instead to pay bonuses informally upon completion of the reorganization to key personnel who continued their employment with the Company and its subsidiaries during the pendency of the Chapter 11 cases (which were initiated on December 27, 1989 and concluded on March 17, 1995) despite the unavailability of long-term incentive compensation plans and the limitations on salaries and incentive compensation imposed by the Bankruptcy Court during such time. The Company's proposal to make such informal payments was incorporated in the Plan of Reorganization and approved by the Bankruptcy

     Court. Such bonuses were paid upon the Effective Date of the Plan of Reorganization in the amounts of $800,000; $800,000; $600,000; $400,000 and $175,000 to Messrs Durham, Walter, Matlock, Weldon and Temple, respectively.

(3) The amounts shown in this column for fiscal 1994 represent the Company's contributions for the account of each of the named executive officers to the Walter Industries Profit Sharing Plan (the "Profit Sharing Plan") and accruals for the related Supplemental Profit Sharing Plan (the "Supplemental Profit Sharing Plan") which provides benefits which would have been provided under the tax qualified Profit Sharing Plan but for restrictions on such benefits imposed by the Internal Revenue Code of 1986, as amended (the "IRC"). The Profit Sharing Plan and the Supplemental Profit Sharing Plan amounts are for the plan year ended August 31, 1994. Amounts for the plan year ended August 31, 1995 are not currently available, but are anticipated not to be materially different from amounts for the plan year ended August 31, 1994.

     In its fiscal year ended May 31, 1995, the Company was not subject to
Section 162(m) of the IRC, which limits the deduction for compensation of certain officers to one million dollars annually unless certain stated performance goals are met.

Performance Graph

     The Company is unable to provide a line graph at this time which compares the yearly percentage change in its cumulative total stockholders' return with various industry indices in order to match compensation decisions and practices with performance. The Company emerged from its Chapter 11 reorganization on March 17, 1995 and the Company's Common Stock has only been traded since that date. The Chapter 11 reorganization proceedings in which the Company was involved for approximately five and one-quarter years did not provide a realistic or comparable market. All of the Company's common stock outstanding prior to the Effective Date was cancelled, and trading of the new Common Stock since the Effective Date is not relevant to executive compensation prior to such date. There were no cash dividends while in reorganization, nor have there been any cash dividends since the Effective Date.

Annual Benefits Payable Under Pension Plans

The table below sets forth the aggregate estimated annual retirement benefits payable under the Pension Plan for Salaried Employees of Subsidiaries, Divisions and/or Affiliates of Walter Industries (the "Pension Plan") and under the Company's unfunded, non-qualified, Supplemental Pension Plan (the "Supplemental Pension Plan" and together with the Pension Plan, the "Pension Plans") for employees retiring at normal retirement age (65) on June 1, 1995 and is based on social security covered compensation in effect on June 1, 1995:

                             Pension Plan Table

                              Years of Service

Remuneration           15         20          25          30           35
------------        --------    --------    --------    --------    --------

$ 150,000           $ 31,244    $ 41,650    $ 52,073    $ 62,487    $ 72,902

  175,000             36,775      49,033      61,291      73,550      85,808

  200,000             42,306      56,408      70,510      84,612      98,714

  225,000             47,837      63,783      79,729      95,675     111,620

  250,000             53,369      71,158      88,948      106,737    124,527

  300,000             64,431      85,908     107,385     128,862     150,339

  350,000             76,494     100,658     125,823     150,987     176,152

  400,000             86,556     115,408     144,260     173,112     201,964

  450,000             97,619     130,158     162,698     195,237     227,777

  500,000            108,681     144,908     181,135     217,362     253,589

  550,000            119,744     159,658     199,573     239,487     279,402

  600,000            130,806     174,408     218,010     261,612     305,214


     Benefit payments under the Pension Plans are based on final average annual compensation (including overtime pay, incentive compensation and certain other forms of compensation reportable as wages taxable for Federal income tax purposes) for the five consecutive years within the final ten years of employment prior to normal retirement date (65) which produce the highest average. This is equivalent to the sum of the amounts included under the Salary and Bonus column headings in the Summary Compensation Table above. Benefit amounts are shown on a straight-line annuity basis, payable annually upon retirement at age 65. No offsets are made for the value of any social security benefits earned. In the case of the Supplemental Pension Plan, the applicable company may, in its sole discretion, elect to furnish any and all benefits due by purchasing annuities, or by other means at its disposal, including payment of the present value of such benefits.

     Only employees of the Company's subsidiaries (except Jim Walter Homes, Inc., Mid-State Homes, Inc., Best Insurors, Inc., Best Insurors of Mississippi, Inc., Jim Walter Insurance Services, Inc., Dixie Building Supplies, Inc. and Coast to Coast Advertising, Inc.) participate in the Pension Plans. Of the named executive officers, only Messrs. Matlock (due to his past service with a subsidiary of the Company) and Temple are participants in the Pension Plans with six and ten years of credited service, respectively; Messrs. Durham, Walter and Weldon are not participants in the Pension Plans.

Employment Agreement

     The Company has an employment agreement with G. Robert Durham dated June 19, 1993 (the "Durham Employment Agreement"), pursuant to which the Company agreed to employ Mr. Durham as, and Mr. Durham agreed to serve as, President and Chief Executive Officer and a member of the Board of Directors of the Company until May 31, 1995. The Durham Employment Agreement was automatically renewed on June 1, 1995 and shall be automatically renewed from year to year on each June 1 thereafter until terminated by either Mr. Durham or the Company on 60 days written notice to the other party. The Durham Employment Agreement provides that Mr. Durham will receive a base annual salary of $450,000, with additional incentive compensation to be determined by the Company's Board in accordance with past practices. Under the Durham Employment Agreement, Mr. Durham is entitled to be indemnified for his acts as an officer of the Company, and is entitled to participate in other Company employee benefit plans, including the Profit Sharing Plan and the Supplemental Profit Sharing Plan.

     If Mr. Durham's employment is terminated, Mr. Durham shall be entitled to receive his then current base salary for the balance of the Company's fiscal year in which employment is terminated plus, if such termination is without cause, a pro rata amount of incentive compensation for that year. In the case of Mr. Durham's death during any period of renewal of the Durham Employment Agreement, his executor, administrator, testamentary trustee, legatees or beneficiaries, as the case may be, shall be entitled to receive his then current base salary during the nine-month period following the date of death.

Profit Sharing Plans

     Under the Profit Sharing Plan and the Supplemental Profit Sharing Plan, amounts contributed by the Company for the benefit of the participants become payable upon termination of employment. In the case of the Supplemental Profit Sharing Plan, accrued amounts are payable, at the discretion of the Company, in either a lump sum or in sixty equal monthly installments. While the Profit Sharing Plan provides retirement benefits for all salaried employees of the Company and certain of its subsidiaries not covered by the Pension Plans, the Company makes accruals for the Supplemental Profit Sharing Plan only for such employees as to which the full contribution under the Profit Sharing Plan has been limited by the IRC. For the Supplemental Profit Sharing Plan year ended August 31, 1995, only four employees, Messrs. Walter, Durham, Matlock and Weldon, qualified for participation in the Supplemental Profit Sharing Plan. Amounts for the plan year ended August 31, 1995 are not currently available but are anticipated not to be materially different from amounts for the plan year ended August 31, 1994 which are reflected in the Summary Compensation Table above.

Compensation Committee Interlocks or Insider Participation in Compensation Decisions

     During the fiscal year ended May 31, 1995, James W. Walter, Chairman of the Board of the Company, and G. Robert Durham, President and Chief Executive Officer and a Director of the Company, participated in deliberations of the Company's Board concerning executive compensation. However, none of the employee Directors (Messrs. Walter, Durham and Matlock) voted on executive compensation matters in which they were directly involved; instead they abstained on such occasions.

Report of the Compensation Committee

     The Board's Compensation Committee approves compensation decisions relating to the Company's and certain of its subsidiaries' executive officers and makes recommendations to the Board regarding the compensation of the Chairman and the President and Chief Executive Officer. The Committee also approves awards under the Company's 1995 Long-Term Incentive Stock Plan. The Committee, which was organized on March 20, 1995 following the Company's emergence from Chapter 11 on March 17, 1995, is made up exclusively of non-employee directors.

     Since the Company only emerged from Chapter 11 on March 17, 1995, less than three months prior to the May 31, 1995 end of the Company's fiscal year, the Committee retained the plans for granting salary increases and incentive compensation which had been approved by the Bankruptcy Court and had been utilized for the more than five-year period during which the Company was in Chapter 11. The Committee has engaged an outside consultant to make recommendations for salary and incentive compensation plans to be adopted for future use in determining compensation for the Company's and its subsidiaries' executive officers.

     The objectives of the Committee in defining the Company's executive compensation programs will be to attract, retain and motivate highly qualified executives responsible for the success of the Company and to administer such programs in an appropriate manner for the long-term interests of the Company and its Stockholders.

     As previously stated, until a new compensation program relating to salaries and incentive compensation is recommended by the outside consultant and adopted by the Committee, incentive compensation will be determined under the rules established by the Bankruptcy Court. Salary increases are also being administered under the Bankruptcy Court rules. Under these rules salary increases, except for those of the Chairman and the President and Chief Executive Officer, are limited in the aggregate to 5.5% of base salaries in each fiscal year. Salaries of the Chairman and the President and Chief Executive Officer require the approval of the Board (and until March 17, 1995, the creditors committees). Under the compensation plan approved by the Bankruptcy Court, incentive compensation of the Company's executive officers, except for the Chairman and the President and Chief Executive Officer, were paid from a pool which was based on consolidated operating income, as defined, of the Company and its subsidiaries, as compared to planned operating income (subject, until March 17, 1995, to review by the creditors committees), and was allocated to the individual officers based on the recommendation of senior management of the Company and approved by its Board. Incentive compensation for the Chairman and the President and Chief Executive Officer was approved by the Board (subject, until March 17, 1995, to approval by the creditors committees). The incentive compensation paid to the officers for the fiscal year ended May 31, 1995 was determined in this manner and was then reviewed and approved by the Committee. The incentive compensation paid to the Chairman and the President and Chief Executive Officer for the fiscal year ended May 31, 1995 was recommended by the Committee and approved by the Board.

     Shortly after the Effective Date of the Company's Plan of Reorganization, an Effective Date bonus was paid to the Company's and its subsidiaries' executive officers, including the Chairman and the President and Chief Executive Officer, as well as to numerous other officers and key employees. This bonus was part of the Company's Plan of Reorganization as approved by the Bankruptcy Court. The Effective Date bonus was negotiated with the various creditor constituencies and was agreed to as part of the Plan of Reorganization since, at the inception of the Chapter 11 proceedings, the Company had declined to adopt an executive and key employee retention plan of the type customary in Chapter 11 proceedings.

     In order to provide long-term incentives to the Company's executive officers, as well as to numerous other officers and key employees, the Committee recommended to the Board adoption of the 1995 Long-Term Incentive Stock Plan for up to three million shares of the Company's Common Stock. This plan had been designed by the outside consultant engaged by the Committee. The Board adopted such plan on July 12, 1995, subject to approval of the Company's Stockholders at the annual meeting of Stockholders on October 17, 1995.

     Under the 1995 Long-Term Incentive Stock Plan, the Committee granted, effective July 12, 1995 but subject to Stockholder approval of the plan, non-qualified stock options to purchase a total of 1,347,000 shares of Common Stock to executive officers and certain other officers and key employees of the Company and its subsidiaries. The options were granted at a purchase price equal to 100% of the fair market value of the Company's Common Stock on July 12, 1995 as determined by the average of the closing bid and asked prices furnished by a professional market maker making a market in the Common Stock. The options were granted in consideration of services rendered and to be rendered. The options are intended to provide executive officers and other officers and key employees with an increased incentive to make contributions to the long-term performance and growth of the Company, to join the interests of officers and key employees with the interests of Stockholders and to attract and retain qualified employees.



                            COMPENSATION COMMITTEE



                            James L. Johnson, Chairman

                            Howard L. Clark, Jr.

                            James B. Farley

                            Eliot M. Fried

                            Michael T. Tokarz

                    MATTERS TO BE PRESENTED TO THE ANNUAL MEETING

1.   TO APPROVE APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

     Unless the Stockholders shall direct otherwise, Proxies received will be voted FOR the approval of the proposal of the Board to appoint Price Waterhouse LLP as independent certified public accountants for the fiscal year ending May 31, 1996. A representative of Price Waterhouse LLP will be present at the Meeting. He will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. Price Waterhouse LLP has served as independent certified public accountants for the Company since its formation in 1987.

     The Board recommends voting FOR approval of the appointment of Price Waterhouse LLP as independent certified public accountants for the Company for the fiscal year ending May 31, 1996.


2.   TO APPROVE THE 1995 LONG-TERM INCENTIVE STOCK PLAN OF WALTER
INDUSTRIES, INC.

General Information

     Based upon the Compensation Committee's recommendations to the Board to adopt the 1995 Long-Term Incentive Stock Plan of Walter Industries, Inc. (the "Plan"), the Plan was considered, approved and adopted by the Board at its meeting on July 12, 1995. The purposes of the Plan are: to promote the interests of the Company and its Stockholders by strengthening the Company's ability to attract and retain highly competent officers and other key employees; to permit opportunities for Plan participants to be rewarded using stock-based incentives; and to provide a means to encourage stock ownership and proprietary interest in the Company by the recipients of awards made under the Plan. The summary of the material features of the Plan that follows is in all respects subject to and qualified by reference to the actual text of the Plan, which appears in its entirety as Exhibit A to this Proxy Statement.

     The Plan authorizes the Compensation Committee of the Board, or such other committee as the Board may appoint to administer the Plan (in either case, the "Committee"), to grant eligible employees options to purchase shares of Common Stock. The options may be either options that qualify for the special tax treatment accorded to incentive stock options ("ISOs") under section 422 of the IRC, or options that do not so qualify (so-called "Non-Qualified Stock Options" or "NQSOs"). The Plan also authorizes the Committee to grant eligible employees stock appreciation rights ("SARs") and stock awards. Options, SARs and stock awards may be granted singly, in combination or in tandem, or in replacement of, as alternatives to or as the payment form for grants or rights under any other compensation plan of the Company. The variety of stock incentive awards authorized to be granted under the Plan, as well as the wide discretion which the Plan confers upon the Committee to determine the terms and conditions of the awards, are intended to give the Committee flexibility to adapt the Company's equity-based compensation practices to the changing business and regulatory environment in which it operates.

     If approved by Stockholders, the Plan will remain in effect until the tenth anniversary of such approval, or until the Plan is sooner terminated by the Board. In accordance with applicable provisions of the IRC, no ISOs may be granted under the Plan after March 20, 2005. If the Plan is not approved by Stockholders, the Plan will be null, void and of no force or effect.

     A total of 3,000,000 shares of Common Stock may be issued or transferred under the Plan, all of which may (but need not) be issued or transferred in respect of ISOs. The maximum number of such shares with respect to which stock options or SARs may be granted to any employee during the period in which the Plan is in effect is 500,000 shares, and the aggregate number of such shares that may be used in settlement of stock awards is 1,000,000. Shares used under the Plan may be authorized and unissued shares or treasury shares or any combination thereof. Shares subject to an award which is forfeited, expires or is cancelled shall become available for the granting of other awards. Any shares and awards issued by the Company as a result of its assumption of, or in substitution for, awards previously granted by an acquired entity shall not be counted against the shares available for issuance under the Plan. The Plan provides for the Committee to make such proportionate adjustments as it deems appropriate in the share limitations set forth above, outstanding grants, and the exercise price of outstanding stock options, SARs or similar awards, to reflect recapitalizations, stock splits, stock dividends, mergers, spin-offs and similar transactions. Any cash proceeds received by the Company from the issuance of shares pursuant to the exercise of options or the settlement of other awards under the Plan shall be available for general corporate purposes.

     Any employee of the Company or any entity that is directly or indirectly controlled by the Company or in which the Company has a significant equity interest (as determined by the Committee) is eligible to be selected by the Committee to participate in the Plan, including officers and members of the Board who are employees of the Company. The number of persons who are eligible to be selected to participate in the Plan at the present time is approximately 150 and is subject to change.

     The Plan is administered by the Committee which, within the parameters set forth in the Plan, determines the type of awards to grant, selects participants from the class of employees eligible to participate, determines the number of shares of Common Stock to be subject to each award, and determines the terms and conditions of the awards. The Committee interprets the Plan and is authorized to make all determinations and decisions thereunder. The Committee is not authorized to cancel outstanding stock options or SARs for the purpose of replacing them with
stock options or SARs that have lower exercise prices.   Under the Plan,
the Committee must consist of two or more members of the Board, each of whom qualifies as a "disinterested person" under the Securities and Exchange Commission's (the "SEC") Rule 16b-3 and as an "outside director" within the meaning of Section 162(m)(4)(C) of the IRC, unless the Company's Board determines otherwise. (SEC Rule 16b-3 exempts certain transactions by executive officers and directors under employee benefit plans such as the Plan from the short-swing trading rules of federal securities legislation. Section 162(m)(4)(C) of the IRC exempts certain performance-based compensation from the $1 million limit on the amount of certain executives' compensation which publicly traded corporations may deduct on their tax returns, provided, among other matters, the performance goals are determined by a board committee comprised solely of outside directors).

     Unless the Committee determines otherwise, transactions by executive officers and Directors under the Plan are intended to qualify for the exemptions available under SEC Rule 16b-3, and awards granted to executive officers are intended to qualify as "performance-based compensation" if such qualification is necessary to preserve the Company's deduction for such awards under Section 162(m) of the IRC. The Plan is specifically intended to give the Committee authority to grant awards that will qualify as "performance-based compensation" as well as awards that will not so qualify.

     Stock options and other awards granted under the Plan shall be evidenced by agreements that set forth the terms and conditions of the award. The Committee need not require the execution of any such agreement by the recipient, in which case acceptance of the award by the recipient will constitute the participant's agreement to the terms and conditions of the award.

     Awards granted under the Plan (including stock options) are exercisable, during the employee's lifetime, only by the employee and are not transferable by the employee except by will, the laws of descent and distribution or to a designated beneficiary. However, the Committee may in its discretion authorize an employee who is granted a NQSO or any other award (other than an ISO or an award linked to an ISO) to transfer the award during his lifetime to members of his immediate family or to family trusts or partnerships without consideration, for estate planning purposes. In the event of such a transfer, the award would continue to be subject to substantially the same terms and conditions as applied before the transfer occurred.

     The Committee may permit or require any award under the Plan to be deferred with or without interest, to be paid in cash or shares of Common Stock or a combination thereof, and to earn amounts equivalent to dividends ("Dividend Equivalents"), which may be paid currently in cash or shares or may be credited to the participant's account, as the Committee may determine. If credited to the participant's account, Dividend

Equivalents may be deemed reinvested in additional shares or units equivalent to shares, as the Committee may determine. Dividends
Equivalents that are paid in cash in conjunction with awards shall not be counted against the shares available for issuance under the Plan.

     The Plan is not intended to preclude the establishment or continuation of, or be a substitute for, any other employee compensation plan, practice or arrangement which the Company now has or may hereafter put into effect, including, without limitation, any retirement, incentive compensation, stock purchase, stock option or stock bonus plan.

Options

     The price at which a share of Common Stock may be purchased under any option granted under the Plan will be at least 100% of the fair market value of a share of Common Stock on the date the option is granted (or, if greater, the par value of a share). Under the Plan, "fair market value" means the mean between the high and low sale prices of a share of Common Stock in consolidated trading on the date in question as reported in the Wall Street Journal or, if such prices are not reported in the Wall Street Journal, the mean between the closing bid and asked prices of a share of Common Stock on the date in question as furnished by a professional market maker making a market in the Common Stock.

     Options may be granted for such lawful consideration as the Committee may determine when the options are granted. Such consideration may consist of money or other property, tangible or intangible, or labor or services received or to be received by the Company. Property for this purpose includes an obligation of the Company unless prohibited by applicable law. Thus, for example, in the discretion of the Committee, options may be granted in lieu of compensation that would otherwise be paid in cash, or in consideration of the employee's continuing in the Company's employ for a period of time after the date the option is granted. Options may become exercisable in full at the time of grant or at such other time or times and in such installments as the Committee may determine. The Plan provides that the Committee may at any time accelerate the date on which an option becomes exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Options may be exercised during such periods before and after the date on which the optionee ceases to be an employee of the Company and its subsidiaries as the Committee may determine. Each option will expire at such time as the Committee may determine at the time of grant, but no option will be exercisable after the tenth anniversary of the date on which it was granted.

     The purchase price of the shares subject to an option may be paid in cash or such other method as the Committee may permit, such as: (i) tendering (actually or by attestation) shares of Common Stock already owned by the optionee, or (ii) authorizing a third party (such as a stockbroker) to sell the shares (or a portion of the shares) being purchased upon exercise of the option, and assigning to the Company a sufficient amount of the sale proceeds to pay for all the shares being purchased (and any taxes due on the exercise). If an optionee pays the purchase price by surrendering shares of Common Stock he or she already owns, such shares will be valued at their fair market value on the date of such surrender and will be added back to the number of shares available for issuance under the Plan.

     The Committee may provide at the time of grant of an option (the "Original Option") that the employee shall be granted an additional option (a "Restored Option") in the event such employee pays the purchase price of the shares subject to the Original Option by tendering shares of Common Stock the employee already owns. Each Restored Option may cover a number of shares of Common Stock equal to the number of shares of Common Stock surrendered by the employee in payment of the purchase price, shall have a purchase price per share of Common Stock for the Restored Option equal to the fair market value of the Common Stock on the date of grant of such Restored Option, and shall expire not later than the stated expiration date of the Original Option.

Stock Appreciation Rights

     SARs represent the right to receive a payment, in cash, shares of Common Stock or a combination of cash and such shares, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SARs are exercised over the fair market value of such number of shares on the date the SARs were granted (or, in the case of SARs granted retroactively in tandem with or in substitution for a stock option, the excess of the fair market value, on the date the SARs are exercised, of the number of shares of Common Stock subject to the option over the fair market value of such shares on the date the option was granted). If SARs are settled in cash, the shares covered by the SARs shall remain available for awards under the Plan.

Stock Awards

     The Committee may award eligible employees shares of Common Stock or units equivalent in value to shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may impose, which may (but need not) include requirements of continuous service with the Company and/or the achievement of performance goals ("Stock Awards"). The performance criteria that the Committee may use for this purpose include, without limitation, total stockholders' return, earnings and revenue growth, and profitability as measured by return ratios. If a Stock Award is settled in cash, the shares covered by such award shall remain available for awards under the Plan.

Certain Change in Control Provisions

     Under the Plan, the Committee may provide, either at the time an award is granted or at a subsequent date, for appropriate adjustments and settlements of awards, including accelerated vesting, in contemplation of, or if the Company undergoes, a change in control (as defined by the Committee), a merger or consolidation with another corporation in which the Company is not the surviving corporation, or a liquidation or reorganization.

Amendment of the Plan

     The Board may amend the Plan at any time and in any respect without Stockholder approval, unless Stockholder approval of the amendment in question is required under Delaware law, the IRC, any applicable exemption from Section 16 of the Exchange Act for which the Company intends transactions by executive officers or directors to qualify, any national securities exchange or system on which the Common Stock is then listed or reported, or under any other applicable laws, rules or regulations. The Board may also terminate the Plan at any time. However, no amendment or termination of the Plan may adversely affect any awards that were granted before the date of such amendment or termination without the consent of the participant.

Awards Granted in Fiscal Year Ending May 31, 1996 Under the
Long-Term Incentive Stock Plan (New Plan Benefits)

     The only awards that have been granted under the Plan to date, none of which will become exercisable unless and until Stockholders approve the Plan, were Non-Qualified Stock Options to purchase shares of Common Stock at a purchase price of $14.125 per share (the fair market value of a share of Common Stock on July 12, 1995, the date of grant) as follows:


                                                              New Plan Benefits
                                                                                             Potential Realizable Value
                                                                                             at Assumed Annual Rates of
                                                                                             Stock Price Appreciation for
                                                                                             the Option Term (Ten Years) (1)
                                                                                             -------------------------------
                                                                       Percent of Total
                            Options          Exercise                    1995 Options             5%                10%
Name and                   Granted(3)         Price       Expiration        Granted
Position                      (#)           ($/sh)(2)        Date        July 12, 1995
--------------             ----------       ---------     ----------    ----------------    ----------------     -----------
James W. Walter
Chairman                     200,000        $14.125          7-12-05         14.8%          $  1,776,626         $ 4,502,322


G. Robert Durham
President and Chief
Executive
Officer                      200,000         14.125          7-12-05         14.8%             1,776,626           4,502,322

Kenneth J. Matlock
Executive Vice
President and Chief
Financial Officer            100,000         14.125          7-12-05          7.4%               888,313           2,251,161

William H. Weldon,
Senior Vice President
Finance and Chief
Accounting Officer            75,000         14.125          7-12-05          5.6%               666,235           1,688,371

William N. Temple,
Senior Vice
President and Group
Executive; President
of United States
Pipe and Foundry
Company, a subsidiary
of the Company                50,000         14.125          7-12-05          3.7%               444,157           1,125,580

All executive
officers,
as a group
(12 persons) (3)             826,000         14.125          7-12-05         61.3%             7,337,471          18,594,592

All non-executive
officer employees
as a group (129
persons)                     521,000         14.125          7-12-05         38.7%             4,628,114          11,728,550

All employees
(141 persons) (3)          1,347,000         14.125          7-12-05        100.0%            11,965,585          30,323,142

     _____________________

(1) The amounts of hypothetical potential appreciation shown in these columns reflect required calculations at annual appreciation rates of 5% and 10% set by the SEC and, therefore, are not intended to represent either historical appreciation or anticipated future appreciation in the price of Common Stock.

(2) The exercise price was the "fair market value" of the Company's Common Stock on July 12, 1995, the date of grant. Under the Plan, "fair market value" means the mean between the high and low sale prices of a share of Common Stock in consolidated trading on the date in question as reported in the Wall Street Journal or, if such prices are not reported in the Wall Street Journal, the mean between the closing bid and asked prices of a share of Common Stock on the date in question as furnished by a professional market maker making a market in the Common Stock.

(3) Does not include a ten-year Non-Qualified Stock Option for 150,000 shares of Common Stock dedicated for issuance to the Company's new President and Chief Operating Officer, Mr. Kenneth E. Hyatt. At the date of this writing, it is expected that such option will be granted effective September 1, 1995 and the exercise price will be the fair market value of the Common Stock on that date.

     If Stockholders approve the Plan, each of the foregoing options will become exercisable in three equal annual installments commencing on the first anniversary of the date of grant and continuing on each of the two anniversaries thereafter. The right to exercise all of the options generally expires on the tenth anniversary of the date on which they were granted, and is contingent on the optionee's refraining from conduct which the Committee determines is contrary to the best interests of the Company (including but not limited to competition with the Company). Except in the case of the seven executive officers (options for 675,000 shares in total) and one non-executive officer (option for 10,000 shares) described below, the right to exercise any installment is contingent on the optionee's remaining in the employ of the Company or a subsidiary of the Company until the date on which the installment becomes exercisable, and terminates within three months after termination of employment. In recognition of their having continued in the Company's employ until its emergence from Chapter 11 and to reward them for their past, present and future services, each installment of the options that were granted to Messrs. Walter, Durham, Matlock and Weldon and three other executive officers and one non-executive officer is to become exercisable on its scheduled anniversary date whether or not the individual is then employed by the Company or a subsidiary, and is to terminate five years after the individual terminates such employment or, if later, one year after death.

     The amount of options and benefits to be received by or allocated to any individual under the Plan in the future, or that would have been received by or allocated to any individual if the Plan had been in effect during the last completed fiscal year, is not determinable at the present time, as all such determinations under the Plan are to be made by the Committee in its sole discretion. The market value of a share of Common Stock on August 25, 1995, the latest practicable date before completion of this Proxy Statement, was $14.1875.

Certain Federal Income Tax Consequences

     The following brief description of the Federal income tax consequences of awards under the Plan is based on Federal income tax laws currently in effect and does not purport to be a complete description of such Federal income tax consequences.

     Limitation on Corporate Deductions for Certain Executives' Compensation. Under Section 162(m) of the IRC, the amount which the Company may deduct on its Federal income tax returns for compensation paid to certain "covered employees" (generally the chief executive officer and the four highest paid executive officers other than the chief executive officer) in any taxable year is generally limited to $1 million per individual. However, certain compensation, including compensation that qualifies as "performance-based compensation", is not subject to the $1 million deduction limit. As mentioned under "General Information" above, the Plan authorizes the Committee to grant awards under the Plan that qualify as "performance-based compensation" as well as awards that do not. As a result, the Company may not be entitled to any deduction mentioned below if the individual in question is a "covered employee", the amount in question does not qualify as "performance-based compensation", and the amount in question, when added to the covered employee's other taxable compensation that is not "performance-based" in the same taxable year, exceeds $1 million. At the present time, the Company expects any options granted under the Plan to qualify as "performance based" and does not anticipate that deductions for awards under the Plan will be limited by the provisions of Section 162(m) of the IRC.

     Options. There are no Federal income tax consequences either to the optionee or the Company upon the grant of an ISO or a NQSO. If shares are purchased under an ISO (i.e., an ISO is exercised) during employment or within three months thereafter, the optionee will not recognize any income and the Company will not be entitled to a deduction in respect of the option exercise. However, the excess of the fair market value of the shares on the date of such exercise over the purchase price of the shares under the option will be includible in the optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee in the year of exercise. Generally, if the optionee disposes of shares purchased under an ISO within two years of the date of grant or one year of the date of exercise of the ISO, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the purchase price of such shares (but not more than the actual gain realized by the optionee on the disposition of the shares).
Any gain after the date on which the optionee purchased the shares will be treated as capital gain to the optionee and will not be deductible by the Company. If the shares are disposed of after the two year and one year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss realized by the optionee will be treated as capital gain or loss.

     When shares are purchased under a NQSO, the excess of the fair market value of the shares on the date of purchase over the purchase price of such shares under the option will generally be taxable to the optionee as ordinary income and deductible by the Company. The disposition of shares purchased under a NQSO will generally result in a capital gain or loss for the optionee, but will have no Federal income tax consequences for the Company.

     Stock Appreciation Rights, Stock Awards and Dividend Equivalents. An employee who receives cash or shares of Common Stock in settlement of SARs or in payment of a Stock Award or Dividend Equivalents will recognize ordinary income equal to the sum of the cash and the fair market value of the shares received, and the Company will be entitled to a corresponding deduction from its income.

     The Board of Directors recommends voting FOR approval of the 1995 Long-Term Incentive Stock Plan.

                               OTHER BUSINESS

     The Board and management do not now intend to bring before the Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, nor do they know of any business which other persons intend to present at the Meeting. Should any other matter or business requiring a vote of Stockholders arise, the persons named in the enclosed Proxy intend to exercise the authority conferred by the Proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with their best judgment in the interest of the Company.

         DEADLINE FOR STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Under regulations issued by the SEC, all stockholder proposals to be presented at the 1996 Annual Meeting must be received at the principal office of the Company no later than the close of business on May 13, 1996 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     The enclosed Annual Report of the Company contains information as to consolidated financial statements of the Company for the fiscal year ended May 31, 1995. A copy of the Amended Joint Plan of Reorganization Dated December 9, 1994, as Amended March 1, 1995, of the Company and its subsidiaries (the Plan of Reorganization) may be obtained by Stockholders, without charge, upon written request to the Secretary, Walter Industries, Inc., 1500 North Dale Mabry Highway, Tampa, Florida 33607.


                         By Order of the Board of Directors

                         /s/ John F. Turbiville


                         JOHN F. TURBIVILLE
                         Vice President and Secretary
                         Walter Industries, Inc.






Tampa, Florida
September 8, 1995

                                                                EXHIBIT A

                    1995 LONG-TERM INCENTIVE STOCK PLAN
                         OF WALTER INDUSTRIES, INC.

1. Purposes of the Plan

     The purposes of the 1995 Long-Term Incentive Stock Plan (the "Plan") of Walter Industries, Inc. (the "Company") are to: promote the interests of the Company and its shareholders by strengthening the Company's ability to attract and retain highly competent officers and other key employees; permit the awarding of opportunities for Plan participants to be rewarded using stock-based incentives; and to provide a means to encourage stock ownership and proprietary interest in the Company by the recipients of awards made under the Plan.

2. Effective Date of Plan and Duration of Plan

     The Plan shall become effective upon its approval by the Board of Directors of the Company. However, in no event shall the Company issue, transfer or distribute, or have any legal obligation to issue, transfer or distribute, nor shall any participant in the Plan have any legal right to receive, any shares of Common Stock of the Company, par value $.01 per share ("Shares"), cash, property or other consideration in respect of any award granted under the Plan, and in no event shall any stock option or other award granted under the Plan be or become exercisable, redeemable or non-forfeitable, unless and until the shareholders of the Company approve the Plan. Unless previously terminated by the Company's Board of Directors (the "Board"), the Plan shall expire at the close of business on the tenth anniversary of such shareholder approval.

3. Plan Administration and Related Matters

     a) Committee--The Compensation Committee of the Board, or such other committee (the "Committee"), as may be appointed by the Board shall be responsible for administering the Plan. Unless the Board determines otherwise, the Committee shall be comprised of at least two non-employee members of the Board who shall qualify to administer the Plan as contemplated by both Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), and Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code"). Each member of the Committee shall serve for such term as the Board may determine, subject to removal by the Board at any time.

     b) Committee Authority--The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in keeping with the provisions and objectives of the Plan. This power includes, but is not limited to, selecting award recipients, establishing all award terms and conditions, adopting procedures and regulations governing awards, and to make all other determinations necessary or advisable for the administration of this Plan. In no event, however, shall the Committee have the right to cancel outstanding stock options or stock appreciation rights (the "SARs") for the purpose of replacing or regranting such options or SARs with a purchase price that is less than the purchase price of the original option. All decisions made by the Committee shall be final and binding on all persons affected by such decisions.

     c) Rule 16b-3 Requirements; Code Section 162(m)--Any provision of the Plan to the contrary notwithstanding: (i) the Committee may impose such conditions on any award as it may determine, on the advice of counsel, are necessary or desirable to satisfy any exemption from Section 16 of the 1934 Act for which the Company intends transactions by participants in the Plan who are subject to Section 16(b) of the 1934 Act with respect to purchases and sales of equity securities of the Company ("Section 16 Persons") to qualify, including without limitation SEC Rule 16b-3 promulgated under the 1934 Act ("SEC Rule 16b-3"); (ii) transactions by and with respect to Section 16 Persons shall comply with any applicable conditions of Rule 16b-3 unless the Committee determines otherwise; (iii) transactions with respect to persons whose remuneration would not be



                                    1-A
deductible by the Company but for compliance with the provisions of Section 162(m)(4)(C) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code unless the Committee determines otherwise; (iv) the Plan is intended to give the Committee the authority to grant awards that qualify as performance-based compensation under Code Section 162(m)(4)(C) as well as awards that do not so qualify; and (v) any provision of the Plan that would prevent the Committee from exercising the authority referred to in clause (iv) above or that would prevent an award that the Committee intends to qualify as performance-based compensation under Code Section 162(m)(4)(C) from so qualifying shall be administered, interpreted and construed to carry out the Committee's intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

4. Participation

     Awards may be granted under the Plan to those employees of the Company as the Committee may from time to time select, including officers and directors who are employees of the Company. For purposes of the participation provisions of this section 4, the term "Company" shall include any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee.

5. Available Shares of Common Stock

     a) Limitations--Subject to the provisions of Section 5(c) of the Plan, (i) the aggregate number of Shares which may be issued or transferred to participants under the Plan shall be 3,000,000, (ii) the maximum number of Shares with respect to which options or stock appreciation rights may be granted to any employee during the period in which the Plan is in effect is 500,000, (iii) the aggregate number of Shares that may be used in settlement of awards granted pursuant to Section 7(d) of the Plan shall not exceed 1,000,000, and (iv) the aggregate number of Shares that may be covered by awards made in the form of incentive stock options intended to comply with Section 422 of the Code ("ISOs" or "Incentive Stock Options") shall not exceed 3,000,000.

     b) Usage and Replenishment--Shares subject to an award under the Plan which is forfeited, expires, or is canceled shall remain available for the granting of other awards. Any Shares tendered, either actually or by attestation, by a person as full or partial payment made to the Company in connection with any exercise of a stock option under the Plan shall increase the number of Shares available under the Plan. In instances where an SAR or an award granted pursuant to Section 7(d) of the Plan is settled in cash, the Shares covered by such award shall remain available for awards under the Plan. Likewise, cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the Shares available for issuance under the Plan. Further, subject to
Section 3(c) above, any Shares that are issued by the Company, and any awards that are granted, as a result of the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity shall not be counted against Shares available for awards under the Plan.

     Any Shares issued under the Plan may consist in whole or in part of authorized and unissued shares or treasury shares, and no fractional Shares shall be issued under the Plan. Cash may be paid in lieu of any fractional Shares in settlements of awards under the Plan.

     c) Adjustments--In the event of any stock dividend, stock split, combination or exchange of equity securities, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting Shares or share price, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change (including without limitation adjustments to the number and class of shares subject to the Plan) shall be made with respect to: (a) the Share limitations set forth in Section 5(a); (b) each outstanding award made under the Plan; and (c) the exercise price per Share for any outstanding stock options, SARs or similar awards under the Plan; provided that any adjustments with respect to Incentive Stock Options shall comply with sections 422 and 424 of the Code and related Treasury Department regulations.



                                    2-A

6. Fair Market Value

     "Fair Market Value" on a particular date means as follows:

     (a) If Shares are listed or admitted to trading on such date on the New York Stock Exchange, the mean between the high and low sales price of a Share in consolidated trading as reported for such date in the Wall Street Journal; or

     (b) If Shares are not listed or admitted to trading on the New York Stock Exchange but are listed or admitted to trading on another national exchange, the mean between the high and low sales price of a Share in consolidated trading as reported for such date in the Wall Street Journal with regard to securities listed or admitted to trading on such national exchange; or

     (c) If Shares are not listed or admitted to trading on any national exchange, the mean between the high and low sales price of a Share as reported for such date in the Wall Street Journal with regard to NASDAQ issues or, if Shares are publicly traded on such date but NASDAQ prices are not quoted for such date in the Wall Street Journal, the mean between the closing bid and asked prices of a Share on such date as furnished by a professional market maker making a market in the Shares; or

     (d) If in (a), (b) or (c) above, as applicable, there were no sales on such date reported as provided above, the respective prices on the most recent prior day on which a sale was so reported.

     In the case of an ISO, if the foregoing method of determining fair market value should be inconsistent with section 422 of the Code, "Fair Market Value" shall be determined by the Committee in a manner consistent with such section of the Code and shall mean the value as so determined.

7. Awards

     a) General--The Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company. The types of awards that may be granted under the Plan are:

     b) Stock Options--A stock option shall represent a right to purchase a specified number of Shares during a specified period as determined by the Committee. Options may be granted for such lawful consideration, including money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Committee may determine when the Option is granted, and the Committee's judgment as to the consideration and its adequacy shall be conclusive and binding on all concerned. Property for purposes of the preceding sentence shall include an obligation of the Company unless prohibited by applicable law. Subject to the foregoing and the other provisions of the Plan, (i) each option may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times, as the Committee may determine, and (ii) the Committee may at any time, and subject to such terms and conditions as it may impose, authorize the holder of an option to exercise the option following the termination of the participant's employment with the Company and its subsidiaries, or following the participant's death or disability, whether or not the option would otherwise be exercisable following such event, until the expiration of its term (or until an earlier date or specified event occurs). The Committee may at any time accelerate the date on which an option becomes exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the option, an option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the option. Each stock option shall expire at such time as the Committee shall determine at the time of grant, provided, however, that no option shall be exercisable after the tenth anniversary of its date of grant and no Incentive Stock Option which is granted to any optionee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five years from the date such Incentive Stock Option is granted. The purchase price per Share for each stock option shall be not less than 100% of the Fair Market Value



                                    3-A
on the date of grant except that in the case of an optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, the purchase price per Share under such Incentive Stock Option shall be not less than 110% of the Fair Market Value of such stock on the date the Incentive Stock Option is granted. In all cases, the purchase price per Share under each stock option shall be not less than the par value (if any) of the optioned Shares. A stock option may be in the form of an Incentive Stock Option which, in addition to being subject to the applicable terms, conditions and limitations established by the Committee, complies with
Section 422 of the Code. The Shares covered by a stock option may be purchased, in accordance with the applicable Award agreement, by cash payment or such other method permitted by the Committee, including (A) tendering (either actually or by attestation) Shares valued at the Fair Market Value at the date of exercise; (B) authorizing a third party to sell the Shares (or a sufficient portion thereof) acquired upon exercise of a stock option, and assigning to the Company a sufficient amount of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise; or (C) any combination of the above. The Committee may grant stock options that provide for the grant of a subsequent restoration stock option if the exercise price has been paid for by tendering Shares to the Company. Any restoration stock option may cover up to the number of Shares tendered in exercising the predecessor option, with the stock option purchase price set at the then-current Fair Market Value, and such restoration option would not extend beyond the remaining term of the original option.

     c) SARs--An SAR shall represent a right to receive a payment, in cash, Shares or a combination, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement; except that if an SAR is granted retroactively in tandem with or in a substitution for a stock option, the designated Fair Market Value in the applicable award agreement may be the Fair Market Value on the date such stock option was granted.

     d) Stock Awards--A stock award shall represent an award made in Shares or denominated in units equivalent in value to Shares. All or part of any stock award may be subject to conditions and restrictions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company, and/or the achievement of performance goals. The performance criteria that may be used by the Committee in granting stock awards contingent on performance goals shall consist of total shareholders' return, earnings and revenue growth, profitability as measured by return ratios, and such other performance criteria as the Committee may in its discretion select. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based on absolute Company or business unit performance or based on comparative performance with other companies.

8. Dividends and Dividend Equivalents

     The Committee may provide that any awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or share equivalents.

9. Payments and Payment Deferrals

     Payment of awards may be in the form of cash, Shares, other awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee also may require or permit participants to elect to defer the issuance of Shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in share equivalents.

10. Transferability

     Awards granted under the Plan, including any "derivative securities" issued under the Plan, shall not be



                                    4-A
transferable or assignable other than by will or the laws of descent and distribution (or, if so permitted by the Committee, pursuant to a beneficiary designation by the participant that is consistent with any applicable exemption from Section 16 of the 1934 Act for which the Company intends transactions by Section 16 Persons to qualify (including without limitation SEC Rule 16b-3) or, in the case of an ISO, with Section 422 of the Code and any related Treasury Department rulings and regulations), and shall be exercisable, during the participant's lifetime, only by him. Notwithstanding the foregoing, the Committee may permit a participant to transfer any award granted under this Plan, other than an Incentive Stock Option or any other award that is linked to an Incentive Stock Option, to members of his immediate family (defined as his children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners if (and only if) the instrument evidencing such award expressly so provides (or is amended to so provide) and the participant does not receive any consideration for the transfer; provided that any such transferred award shall continue to be subject to the same terms and conditions that were applicable to such award immediately prior to its transfer (except that such transferred award shall not be further transferable by the transferee during lifetime) and provided, further, that the foregoing provisions of this sentence shall not apply to any award granted to or held by a Section 16 Person unless and until the Company's counsel determines that such provisions would not jeopardize any exemption from such Section for which the Company intends transactions by Section 16 Persons to qualify.

11. Change-In-Control

     Either in contemplation of or in the event that the Company undergoes a change in control (as defined by the Committee) or is not the surviving corporation in a merger or consolidation with another corporation, or in the event of a liquidation or reorganization of the Company, the Committee may provide for appropriate adjustments (including the acceleration of vesting) and settlements of awards either at the time an award is granted or at a subsequent date.

12.  Award Agreements

     Awards under the Plan shall be evidenced by agreements that set forth the terms, conditions and limitations for each award, including (if applicable) the term of the award, the provisions applicable in the event the participant's employment terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award. The Committee need not require the execution of any such agreement by the recipient, in which case acceptance of the award by the respective participant shall constitute agreement by the participant to the terms of the award.

13. Plan Amendment

     The Plan may be amended by the Board of Directors, without shareholder approval, at any time and in any respect, unless shareholder approval of the amendment in question is required under Delaware law, the Code (including without limitation Code section 422 and Proposed Treasury Regulation section 1.422A(b)(iv) thereunder), any applicable exemption from
Section 16 of the 1934 Act (including without limitation SEC Rule 16b-3) for which the Company intends transactions by Section 16 Persons to qualify, any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect to the Plan, or under any other applicable laws, rules or regulations. The Plan may also be terminated at any time by the Board of Directors. No amendment or termination of this Plan shall adversely affect any award that was granted prior to the date of such amendment or termination without the written consent of the participant.

14. Tax Withholding

     The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of Shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law or such greater amount of withholding as the Committee shall determine from time to time, or to take such other action as may be necessary to satisfy any such withholding obligations. If the Committee permits or requires Shares to be used to satisfy required tax withholding, such Shares shall be valued at the Fair Market Value as of the tax recognition date for such award.



                                    5-A

15. Other Benefit and Compensation Programs

     a) Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to directors, officers, or employees generally, or to any class or group of such persons, which the Company or any subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any incentive compensation, retirement, pension, group insurance, stock purchase, stock bonus or stock option plan.

     b) No employee shall make any elective contribution or employee contribution to the Plan (within the meaning of Treasury Regulation section 1.401(k)-1(d)(2)(iv)(B)(4)) during the balance of the calendar year after the employee's receipt of a hardship distribution from a plan of the Company or a related party within the provisions of Code Sections 414(b),(c),(m) or (o) containing a cash or deferred arrangement under section 401(k) of the Code, or during the following calendar year. The preceding sentence shall not apply if and to the extent that the Company's counsel determines it is not necessary to qualify any such plan as a cash or deferred arrangement under section 401(k) of the Code.

16. Unfunded Plan

     Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of an award granted under the Plan, such rights shall constitute general, unsecured liabilities of the Company and shall not confer upon any participant any right, title or interest in any assets of the Company.

17. Use of Proceeds

     The cash proceeds received by the Company from the issuance of Shares pursuant to the exercise of stock options or the settlement of other awards under the Plan shall be used for general corporate purposes.

18. Regulatory Approvals

     The implementation of the Plan, the granting of any award under the Plan, and the issuance of Shares upon the exercise or settlement of any award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it or the Shares issued pursuant to it.

19. Future Rights

     No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights under the Plan to be retained in the employ of the Company. Likewise, participation in the Plan will not in any way affect the Company's right to terminate the employment of the participant at any time with or without cause.

20. Governing Law

     The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

21. Successors and Assigns

     The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors. However, no award or other interest in the Plan may be assigned, pledged or otherwise alienated, except to the extent permitted in accordance with Section 10 of the Plan and the applicable award agreement.



                                    6-A

                            [LOGO]

                       WALTER INDUSTRIES, INC.



PROXY FOR 1995 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


J.W. Walter and G.R. Durham, or either of them, with full power of substitution, are hereby authorized to represent and to vote the stock of the undersigned at the Annual Meeting of Stockholders of Walter Industries, Inc. to be held at Citicorp Headquarters, 399 Park Avenue, 12th Floor Auditorium, New York City, New York on Tuesday, October 17, 1995 at
10:00 a.m. or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1, THE APPROVAL OF THE APPOINTMENT OF PRICE WATERHOUSE
              ---
LLP AND FOR ITEM 2, THE APPROVAL OF THE 1995 LONG-TERM INCENTIVE STOCK PLAN.
        ---


           THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
       PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE WILL ATTEND BLOCK.
                                                          WILL ATTEND [ ]
----------------------------------------------------------------------------
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
----------------------------------------------------------------------------

Item 1. Approval of the appointment of Price Waterhouse LLP as independent certified public accountants for the fiscal year ending May 31, 1996.

         FOR [ ]             AGAINST [ ]             ABSTAIN [ ]
-----------------------------------------------------------------------------

Item 2. Approval of the 1995 Long-term Incentive Stock Plan of Walter Industries, Inc.

         FOR [ ]             AGAINST [ ]             ABSTAIN [ ]
----------------------------------------------------------------------------

Item 3. Upon such other matters as may come before said meeting or any adjournments thereof.
-----------------------------------------------------------------------------
Please mark, sign (exactly as name(s) appears below), date and mail this proxy card promptly in the postage prepaid return envelope provided. Executors, administrators, trustees, attorneys, guardians, etc., should so indicate when signing. Corporation proxies should be signed by authorized officers.


  Date                                             , 19
  ----------------------------------------------------------

  Signature
  ----------------------------------------------------------

  Signature
  ----------------------------------------------------------

  Title or Authority
  ----------------------------------------------------------